Exhibit 99.1
FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACT:
Kristina McMenamin	Guy Lawrence
W. P. Carey & Co. LLC	Ross & Lawrence
212-492-8995	212-308-3333
kmcmenamin@wpcarey.com	gblawrence@rosslawpr.com
CORRECTION
(NOVEMBER 6, 2009) While preparing our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, we determined that there was an error in our earnings release dated November 5, 2009 regarding the calculation of the provision for income taxes for the third quarter of 2009. As a result, the provision for income taxes for both the three and nine months ended September 30, 2009 was overstated by $0.5 million, and consequently our net income for each of those periods was understated by the same amount.
To mitigate any confusion from this correction, a copy of our November 5, 2009 earnings release, revised to reflect the above correction, is set forth below.
W. P. Carey Announces Third Quarter Financial Results
New York, NY — November 5, 2009 — Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the third quarter ended September 30, 2009.
QUARTERLY AND NINE-MONTH RESULTS
•	Cash flows from operating activities for the nine months ended September 30, 2009 increased to $49.4 million from $47.5 million for the prior year period.

•	Adjusted cash flow from operating activities for the nine months ended September 30, 2009 was $71.3 million, compared to $70.1 million for the comparable period in 2008.

•	Total revenues net of reimbursed expenses for the third quarter of 2009 were $47.7 million, compared to $55.2 million for the third quarter of 2008. Total revenues net of reimbursed expenses for the nine months ended September 30, 2009 were $142.5 million, compared to $149.4 million for the comparable period in 2008. Reimbursed expenses are excluded from total revenues because they have no impact on net income.

•	Net income for the third quarter of 2009 was $13.4 million, compared to $19.2 million for the same period in 2008. For the nine months ended September 30, 2009, net income was $46.0 million, compared to $56.1 million for the comparable period in 2008.

•	Funds from operations (FFO) for the third quarter of 2009 were $30.2 million or $0.75 per diluted share, compared to $33.5 million or $0.83 per diluted share for the comparable period in 2008. FFO for the nine months ended September 30, 2009 was $89.2 million or $2.24 per diluted share, compared to $90.6 million or $2.25 per diluted share for the comparable period in 2008.

•	We incurred impairment charges of $2.4 million for the third quarter of 2009 and $4.7 million for the nine months ended September 30, 2009 and our CPA® REITs incurred impairment charges of $54.1 million for the quarter and $108.7 million for the nine months. This reduced the amount of income we recognize from these equity investments by approximately $3.6 million for the third quarter and $6.4 million for the nine-month period. We received approximately $10.5 million in cash distributions from our equity ownership in the CPA® REITs for the nine months ended September 30, 2009.

•	Further information concerning FFO and adjusted cash flow from operating activities, non-GAAP supplemental performance metrics, is presented in the accompanying tables.
INVESTMENT, FUNDRAISING AND FINANCING ACTIVITY
•	Investment volume, for our own portfolio and on behalf of the CPA® REITs, for the nine months ended September 30, 2009 was $395.4 million, compared to $404.0 million for the comparable period in 2008.

•	In the third quarter, we closed two international transactions on behalf of the REITs—a $93.6 million sale-leaseback with UK retailer Tesco plc, our first Hungarian transaction, and a $27.5 million build-to-suit transaction with UK public transport provider National Express for their main coach terminal and headquarters building.

•	We continue to raise investor capital through our latest REIT offering, CPA®:17 — Global, so that we may take advantage of attractive investment opportunities that we believe are afforded by the current market environment. Through October 31, 2009, CPA®:17 — Global has raised more than $685 million of its up-to $2 billion offering. For the third quarter of 2009, we raised $124.6 million, compared to $100.3 million in the second quarter and $71.5 million in the first quarter of this year.

•	Since the beginning of the credit crunch in September 2008, W. P. Carey and our CPA® REITs have secured more than $390 million in debt financings, including a $120 million loan with the Bank of China, New York Branch for The New York Times Company’s Midtown Manhattan headquarters that was purchased in March 2009.
ASSETS UNDER MANAGEMENT
•	W. P. Carey is the advisor to the CPA® REITs, which had real estate assets of $7.9 billion and total assets of $8.4 billion as of September 30, 2009.
•	As of September 30, 2009, the occupancy rate of our 16.7 million square foot owned portfolio was approximately 95%. In addition, for the 92.7 million square feet owned by the CPA® REITs, the occupancy rate was approximately 97%.
DISTRIBUTIONS
•	The Board of Directors raised the quarterly cash distribution to $0.50 per share for the third quarter of 2009. The distribution was paid on October 15, 2009 to shareholders of record as of September 30, 2009. This was our 34th consecutive quarterly dividend increase.

•	Over the past 36 years, W. P. Carey and the CPA® programs have paid more than $3 billion to investors over 800 cash distributions.
Gordon DuGan, President and CEO of W. P. Carey, said, “While our FFO for the quarter is down due to lower investment volume for the quarter, our adjusted cash flow year-to-date is up. Our fundraising for CPA®:17 — Global continued to increase in the third quarter and we are seeing a healthy investment pipeline today. We believe our fundraising efforts provide us the investment capital needed for future acquisitions, which will allow us to continue to grow our assets under management.”
CONFERENCE CALL & WEBCAST
Please call at least 10 minutes prior to call to register.
Time: Thursday, November 5, 2009 at 11:00 AM (ET)
Call-in Number: 800-860-2442
(International) +1-412-858-4600
Webcast: www.wpcarey.com/earnings
Podcast: www.wpcarey.com/podcast
Available after 2:00 PM (ET)
Replay Number: 877-344-7529
(International) +1-412-317-0088
Replay Passcode: 434585#
Replay Available until November 19, 2009 at midnight ET.

W. P. Carey & Co. LLC
W. P. Carey & Co. LLC is an investment firm that provides long-term sale-leaseback and build-to-suit financing for companies worldwide and manages a global investment portfolio approaching $10 billion. Publicly traded on the New York Stock Exchange (WPC), W. P. Carey and its CPA® series of income-generating, non-traded REITs help companies and private equity firms release capital tied up in real estate assets. The W. P. Carey Group’s investments are highly diversified, comprising contractual agreements with approximately 300 long-term corporate obligors spanning 28 industries and 15 countries. http://www.wpcarey.com.
Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.
This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the Company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact the Company, reference is made to the Company’s filings with the Securities and Exchange Commission.

W. P. CAREY & CO. LLC
Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Revenues
Asset management revenue	$19,106	$20,205	$57,441	$60,370
Structuring revenue	5,476	10,818	16,250	17,403
Wholesaling revenue	1,869	1,517	4,426	4,145
Reimbursed costs from affiliates	13,503	11,303	33,747	32,749
Lease revenues	17,448	18,816	52,690	57,187
Other real estate income	3,768	3,834	11,672	10,261

	61,170	66,493	176,226	182,115

Operating Expenses
General and administrative	(14,970)	(17,013)	(48,246)	(48,242)
Reimbursable costs	(13,503)	(11,303)	(33,747)	(32,749)
Depreciation and amortization	(5,936)	(6,293)	(18,348)	(18,460)
Property expenses	(2,236)	(1,735)	(6,235)	(5,267)
Impairment charges	(2,390)	—	(4,090)	—
Other real estate expenses	(1,758)	(1,989)	(5,596)	(6,204)

	(40,793)	(38,333)	(116,262)	(110,922)

Other Income and Expenses
Other interest income	470	753	1,278	2,193
Income from equity investments in real estate and CPA® REITs	2,923	2,272	9,866	10,917
Gain on sale of investments in direct financing lease	—	1,103	—	1,103
Other income and (expenses)	251	(1,566)	3,532	3,093
Interest expense	(3,889)	(5,004)	(11,600)	(14,579)

	(245)	(2,442)	3,076	2,727

Income from continuing operations before income taxes	20,132	25,718	63,040	73,920
Provision for income taxes	(6,018)	(5,839)	(15,938)	(20,405)

Income from continuing operations	14,114	19,879	47,102	53,515

Discontinued Operations
Income (loss) from operations of discontinued properties	70	(40)	(30)	3,666
Gain on sale of real estate	—	—	343	—
Impairment charges	—	(538)	(580)	(538)

Income (loss) from discontinued operations	70	(578)	(267)	3,128

Net Income	14,184	19,301	46,835	56,643
Add: Net loss attributable to noncontrolling interests	186	238	559	578
Less: Net income attributable to redeemable noncontrolling interests	(1,019)	(341)	(1,357)	(1,074)

Net Income Attributable to W. P. Carey Members	$13,351	$19,198	$46,037	$56,147

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$0.33	$0.50	$1.16	$1.35
Income (loss) from discontinued operations attributable to W. P. Carey members	—	(0.01)	(0.01)	0.08

Net income attributable to W. P. Carey members	$0.33	$0.49	$1.15	$1.43

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$0.34	$0.49	$1.16	$1.32
Income (loss) from discontinued operations attributable to W. P. Carey members	—	(0.01)	(0.01)	0.08

Net income attributable to W. P. Carey members	$0.34	$0.48	$1.15	$1.40

Weighted Average Shares Outstanding
Basic	39,727,460	39,294,889	39,163,186	39,125,329

Diluted	40,368,946	40,299,073	39,770,196	40,293,094

Amounts Attributable to W. P. Carey Members
Income from continuing operations, net of tax	$13,281	$19,776	$46,304	$53,019
Income (loss) from discontinued operations, net of tax	70	(578)	(267)	3,128

Net income	$13,351	$19,198	$46,037	$56,147

Distributions Declared Per Share	$0.500	$0.492	$1.494	$1.461

W. P. CAREY & CO. LLC
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine months ended September 30,
	2009	2008
Cash Flows — Operating Activities
Net income	$46,835	$56,643
Adjustments to net income:
Depreciation and amortization including intangible assets and deferred financing costs	18,385	20,412
Income from equity investments in real estate and CPA® REITs in excess of distributions received	(4,303)	(1,224)
Straight-line rent adjustments	1,560	1,718
Management income received in shares of affiliates	(23,451)	(30,237)
Gain on sale of real estate and investment in direct financing lease	(343)	(1,103)
Gain on extinguishment of debt	(6,991)	—
Allocation of earnings to profit sharing interest	3,976	—
Unrealized (gain) loss on foreign currency transactions, warrants and securities	(257)	324
Realized gain on foreign currency transactions and other	(260)	(1,567)
Impairment charges	4,670	538
Stock-based compensation expense	7,777	5,894
Decrease in deferred acquisition revenue received	23,109	46,695
Increase in structuring revenue receivable	(8,196)	(8,845)
Decrease in income taxes, net	(11,137)	(6,527)
Decrease in settlement provision	—	(29,979)
Net changes in other operating assets and liabilities	(1,991)	(5,250)

Net cash provided by operating activities	49,383	47,492

Cash Flows — Investing Activities
Distributions received from equity investments in real estate and CPA® REITs in excess of equity income	33,917	7,566
Capital contributions to equity investments	(3,709)	(1,361)
Purchases of real estate and equity investments in real estate	(39,632)	(184)
Capital expenditures	(6,110)	(8,355)
VAT refunded on purchase of real estate	—	3,189
Proceeds from sale of real estate and securities	6,927	5,062
Proceeds from transfer of profit sharing interest	21,928	—
Funds released from escrow in connection with the sale of property	—	636
Payment of deferred acquisition revenue to affiliate	—	(120)

Net cash provided by investing activities	13,321	6,433

Cash Flows — Financing Activities
Distributions paid	(58,787)	(67,987)
Contributions from noncontrolling interests	2,137	1,957
Distributions to noncontrolling interests	(4,589)	(1,659)
Distributions to profit sharing interest	(5,372)	—
Scheduled payments of mortgage principal	(7,527)	(7,196)
Proceeds from mortgages and credit facilities	158,994	122,968
Prepayments of mortgage principal and credit facilities	(137,436)	(102,427)
Proceeds from loan from affiliates	1,625	—
Repayment of loan from affiliates	—	(7,569)
Payment of financing costs, net of deposits refunded	(849)	(375)
Proceeds from issuance of shares	1,356	21,242
Windfall tax benefits associated with stock-based compensation awards	275	697
Repurchase and retirement of shares	(10,686)	(5,134)

Net cash used in financing activities	(60,859)	(45,483)

Change in Cash and Cash Equivalents During the Period
Effect of exchange rate changes on cash	364	(94)

Net increase in cash and cash equivalents	2,209	8,348
Cash and cash equivalents, beginning of period	16,799	12,137

Cash and cash equivalents, end of period	$19,008	$20,485

W. P. CAREY & CO. LLC
Financial Highlights (Unaudited)
(in thousands, except share and per share amounts)
These financial highlights include non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations (“FFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures is provided on the following pages.

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
EBITDA
Investment management	$11,789	$18,207	$35,287	$48,726
Real estate ownership	17,412	18,229	56,791	61,170

Total	$29,201	$36,436	$92,078	$109,896

FFO
Investment management	$12,788	$17,579	$38,748	$37,704
Real estate ownership	17,445	15,963	50,455	52,919

Total	$30,233	$33,542	$89,203	$90,623

EBITDA Per Share (Diluted)
Investment management	$0.29	$0.45	$0.89	$1.21
Real estate ownership	0.43	0.45	1.43	1.52

Total	$0.72	$0.90	$2.32	$2.73

FFO Per Share (Diluted)
Investment management	$0.32	$0.43	$0.97	$0.94
Real estate ownership	0.43	0.40	1.27	1.31

Total	$0.75	$0.83	$2.24	$2.25

Adjusted Cash Flow From Operating Activities
Adjusted cash flow			$71,300	$70,081

Adjusted cash flow per share (diluted)			$1.79	$1.74

Distributions declared per share			$1.494	$1.461

Payout ratio (distributions per share/adjusted cash flow per share)			83%	84%

W. P. CAREY & CO. LLC
Reconciliation of Net Income to EBITDA (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Investment Management
Net income from investment management attributable to W. P. Carey members	$5,059	$11,201	$17,718	$25,255
Adjustments:
Provision for income taxes	5,606	5,846	14,811	20,186
Depreciation and amortization	1,124	1,160	2,758	3,285

EBITDA — investment management	$11,789	$18,207	$35,287	$48,726

EBITDA per share (diluted)	$0.29	$0.45	$0.89	$1.21

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members	$8,292	$7,997	$28,319	$30,892
Adjustments:
Interest expense	3,889	5,004	11,600	14,579
Provision for income taxes	412	(7)	1,127	219
Depreciation and amortization	4,812	5,133	15,590	15,175
Reconciling items attributable to discontinued operations	7	102	155	305

EBITDA — real estate ownership	$17,412	$18,229	$56,791	$61,170

EBITDA per share (diluted)	$0.43	$0.45	$1.43	$1.52

Total Company
EBITDA	$29,201	$36,436	$92,078	$109,896

EBITDA per share (diluted)	$0.72	$0.90	$2.32	$2.73

Diluted weighted average shares outstanding	40,368,946	40,299,073	39,770,196	40,293,094

Non-GAAP Financial Disclosure
EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP. Accordingly, EBITDA should not be considered an alternative for net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies.

W. P. CAREY & CO. LLC
Reconciliation of Net Income to Funds From Operations (FFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Investment Management
Net income from investment management attributable to W. P. Carey members	$5,059	$11,201	$17,718	$25,255
Amortization, deferred taxes and other non-cash charges	1,247	2,290	5,166	3,777
FFO from equity investments	6,482	4,088	15,864	8,672

FFO — investment management	$12,788	$17,579	$38,748	$37,704

FFO per share (diluted)	$0.32	$0.43	$0.97	$0.94

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members	$8,292	$7,997	$28,319	$30,892
Gain on sale of direct financing lease	—	(1,103)	—	(1,103)
Gain on sale of real estate, net	—	—	(343)	—
Gain on extinguishment of debt, net (a)	—	—	(2,796)	—
Depreciation, amortization and other non-cash charges	4,189	6,764	14,537	15,714
Straight-line and other rent adjustments	396	(613)	808	715
Impairment charges	2,390	538	4,670	538
FFO from equity investments	2,274	2,551	5,687	6,679
Noncontrolling interests’ share of FFO	(96)	(171)	(427)	(516)

FFO — real estate ownership	$17,445	$15,963	$50,455	$52,919

FFO per share (diluted)	$0.43	$0.40	$1.27	$1.31

Total Company
FFO	$30,233	$33,542	$89,203	$90,623

FFO per share (diluted)	$0.75	$0.83	$2.24	$2.25

Diluted weighted average shares outstanding	40,368,946	40,299,073	39,770,196	40,293,094

Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity. It should be used in conjunction with GAAP net income. FFO disclosed by other REITs may not be comparable to our FFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long term sustainability and not on such non-cash items which may cause short-term fluctuations in net income but that have no impact on cash flows.

(a)	In January 2009, Carey Storage repaid, in full, the $35 million outstanding balance on its secured credit facility for $28 million and recognized a gain of $7 million on the repayment of this debt at a discount, inclusive of profit sharing interest of $4.2 million.

W. P. CAREY & CO. LLC

Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Nine months ended September 30,
	2009	2008
Cash flow from operating activities — as reported	$49,383	$47,492
Adjustments:
Distributions received from equity investments in real estate in excess of equity income (a)	15,285	7,265
Contributions received from noncontrolling interests, net (b)	(382)	—
Changes in working capital (c)	7,014	6,603
CPA®:16 — Global performance adjustment, net (d)	—	(12,291)
Settlement payment (e)	—	21,012

Adjusted cash flow from operating activities	$71,300	$70,081

Adjusted cash flow per share (diluted)	$1.79	$1.74

Distributions declared per share	$1.494	$1.461

Payout ratio (distributions per share/adjusted cash flow per share)	83%	84%

Diluted weighted average shares outstanding	39,770,196	40,293,094

Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities is a non-GAAP financial measure that represents cash flow from operating activities on a GAAP basis adjusted for certain timing differences and deferrals as described below. We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations and is used in evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative for cash flow from operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

(a)	We take a substantial portion of our asset management revenue in shares of the CPA® REIT funds. To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of contributions/distributions made by ventures that we consolidate in our financial statements. This adjustment in the calculation of adjusted cash flow from operating activities was introduced during the fourth quarter of 2008 because we believe that it results in a more accurate presentation of this supplemental measure.

(c)	Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operating activities to record such amounts in the period in which the liability was actually incurred. We believe this is a fairer measure of determining our cash flow from core operations.

(d)	Amounts deferred in lieu of CPA®:16 — Global achieving its performance criterion, net of a 45% tax provision. In determining cash flow generated from our core operations, we believe it is more appropriate to normalize cash flow for the impact of CPA®:16 — Global achieving its performance criterion, rather than recognizing the entire deferred amount in the quarter in which the performance criterion was met (second quarter of 2007), as this revenue was actually earned over a three-year period.

(e)	In March 2008, we entered into a settlement with the SEC with respect to all matters relating to their investigation. As a result, we paid $30 million in the first quarter of 2008 and recognized an offsetting $9 million tax benefit in the same period.